UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, The First National Bank of Mifflintown (the “Bank”), the wholly-owned subsidiary of First Community Financial Corporation (the “Company”), entered into a Director Deferred Fee Agreement with Jody Graybill, President and Chief Executive Officer of the Company and the Bank.

Pursuant to the agreement, Mr. Graybill may defer payment of all or a specified portion of the fees to which he is entitled for his services as a director. The Bank is required to establish on its books and records a deferral account for purposes of tracking amounts owed to Mr. Graybill pursuant to the agreement. Additionally, interest will be credited on the deferral account at an annual rate equal to the December average of the 10-year Treasury rate for the prior plan year plus one percent, compounded monthly.

Generally, upon the earlier of Mr. Graybill’s retirement, early termination, disability, death or his separation from service within 24 months following a change in control of the Company or the Bank, the Bank will be required to pay the balance of the deferral account in 120 equal monthly installments; provided, however, that if Mr. Graybill dies while in active service, his beneficiary will be entitled to receive the greater of the balance of the deferral account and $280,318, in each case payable in 120 equal monthly installments.

While deferred fees are 100% vested upon deferral, interest credited to the deferral account is subject to forfeiture in the event of Mr. Graybill’s termination for cause, removal, or suicide within two years of the effective date of the agreement, or the denial by an insurance company of coverage under a life insurance policy covering Mr. Graybill and owned by the Bank.

The deferral account established pursuant to the agreement is merely an accounting device and is not a trust fund of any kind, and Mr. Graybill will be a general unsecured creditor of the Bank with respect to benefits payable under the agreement.

The above summary of the Director Deferred Fee Agreement is qualified in its entirety by reference to the full text of the agreement, attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Director Deferred Fee Agreement between The First National Bank of Mifflintown and Jody Graybill, dated December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: January 5, 2011	/s/ Jody D. Graybill
Jody D. Graybill President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Director Deferred Fee Agreement between The First National Bank of Mifflintown and Jody Graybill, dated December 31, 2010.